Exhibit 32

                            CERTIFICATION PURSUANT TO
                             10 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cass Information Systems, Inc. ("the Company") on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Lawrence A. Collett and Eric H. Brunngraber, Chairman and Chief Executive Officer and Chief Financial and Accounting Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


             /s/ Lawrence A. Collett
    ----------------------------------------
               Lawrence A. Collett
      Chairman and Chief Executive Officer
                  March 8, 2004


             /s/ Eric H. Brunngraber
    ----------------------------------------
              Eric H. Brunngraber
           Vice President - Secretary
    (Chief Financial and Accounting Officer)
                  March 8, 2004

A signed original of this written statement required by Section 906 has been provided to Cass Information Systems, Inc. and will be retained by Cass Information Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.